AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of the 14th day of August, 2018, to the Fund Administration Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Manager Directed Portfolios:

Exhibit H, the Argent Small Cap Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGER DIRECTED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ Douglas J. Neilson	By:/s/ Anita M. Zagrodnik
Name: Douglas J. Neilson	Name: Anita M. Zagrodnik
Title: President	Title: Senior Vice President

 Exhibit H - Manager Directed Portfolios- Fund Administration Servicing Agreement

Name of Series
Argent Small Cap Fund

Fund Start-up & Registration Services Project Fee Schedule

Legal Administration Service Proposal – In support of external legal counsel

$__ per project – one fund
$__ per project – two funds
$__ per project – three funds
$__ per project – four funds
(Includes MST external counsel fee, subject to services provided; if applicable)

▪	Additional fee of $__ per sub-advisor
▪	Additional fee of $__ per drafting multi-manager exemptive application (does not include outside legal costs)
▪	MST may require up to $__ in escrow

Additional Legal Administration Services

▪	Subsequent new fund launch – $__ per project
▪	Subsequent new share class launch – $__ per project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s).This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements
▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

Exhibit H (continued)

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets for the Complex*
__ basis points on the first $__ million
__ basis points on the next $__ million
__ basis points on the next $__ million
__ basis points on the balance
Minimum Annual Fee:  $__ for the first fund, $__ for each additional fund

Additional fee of $__ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
USBFS Legal Administration (e.g., registration statement update)
CoreTax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services

Pricing Services

$__ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
$__ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$__ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$__ – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$__ – Bank Loans
$__ – Swaptions, Intraday money market funds pricing, up to 3 times per day
$__ – Credit Default Swaps
$__ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action and Factor Services (security paydown)

$__ per Foreign Equity Security per Month
$__ per Domestic Equity Security per Month
$__ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

$__ per security per month for fund administrative data

SEC Modernization Requirements

Form N-PORT – $__ per year, per Fund
Form N-CEN – $__ per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, , third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added.  Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Exhibit H (continued)

Fund Administration & Portfolio Compliance
(Additional Services Fee Schedule)

Transfer In-Kind

Tax Free Transfer In-Kind Cost Basis Tracking* – $__ per sub-account per year

Daily Compliance Services (if required)

Base fee – $__ per fund per year
Setup – $__ per fund group

Section 18 Compliance Testing

$__ set up fee per fund complex
$__ per fund per month

Section 15(c) Reporting

▪	$__ per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-	Performance reporting package: Peer Comparison Report
▪	Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting

Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Core Tax Services

M-1 book-to-tax adjustments at fiscal and excise year-end, Prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $__ per year
▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $__ per additional estimate
▪	State tax returns - (First two included in core services) – $__ per additional return

Tax Reporting – MLP C-Corporations

Federal Tax Returns
▪	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $__
▪	Prepare Federal and State extensions (If Applicable) – Included in the return fees
▪	Prepare provision estimates – $__ Per estimate

State Tax Returns
▪	Prepare state income tax returns for funds and blocker entities – $__ per state return
−	Sign state income tax returns – $__ per state return
−	Assist in filing state income tax returns – Included with preparation of returns
▪	State tax notice consultative support and resolution – $__ per fund

Adviser’s Signature below acknowledges approval of the Fund Administration fee schedules on this Exhibit H.

Argent Capital Management LLC

By: /s/ Mark A. Caplinger

Printed Name and Title: Mark A. Caplinger, Chief Operating Officer

Date: August 14, 2018